Exhibit 99.1

GMX Resources Inc.

Senior Secured Notes Due 2017

Summary of Principal Terms and Conditions

Issuer:	GMX Resources Inc. (the “Issuer”).

Guarantors:	All obligations of the Issuer under the Notes will be unconditionally guaranteed on a senior secured basis by each existing and future wholly-owned domestic subsidiary of the Issuer, (the “Guarantors”), including Diamond Blue Drilling Co. and Endeavor Pipeline Inc. “Permitted Investments” in Restricted Subsidiaries by the Issuer or other Restricted Subsidiaries will only be unlimited if the Restricted Subsidiary in which the Investment is occurring is a Guarantor.

Trustee:	U.S. Bank National Association

Initial Offering Size:	Senior secured notes in an initial aggregate principal amount of up to $318,000,000 (the “Notes”).

Interest Rate:	Interest on the Notes will be payable semi-annually on each June 15 and December 15 and will accrue, at the Issuer’s option, (a) at a rate equal to 11.00% per annum if paid entirely in cash or (b) at a total rate of 13.00% per annum, consisting of 9.00% per annum payable in cash plus 4.00% payable in kind by the issuance of additional Notes. Default interest will accrue in cash at a rate of 15.00% per annum.

Backstop Commitment:	$100.0 million, in the aggregate by all Supporting Holders (the “Backstop Amount”).

Backstop Premium:	An aggregate for all of the backstop parties of $7.0 million in common stock of the Issuer and $3.0 million aggregate principal amount of Notes. The share price of the common equity of the Issuer for purposes of the foregoing calculation will be the greater of (x) the volume-weighted average price per-share of the Issuer’s common stock on the three consecutive trading days following the date the Support Agreement(s) are announced publicly, and (y) $1.65 per share. Backstop premium is consideration for the option of the Issuer to “put” the Notes to the backstop parties.

Exchange Offer:	In the Exchange Offer, each holder of the Issuer’s outstanding 11.375% senior notes due 2019 (the “2019 Notes”) will be offered the election to receive (including a $30 per $1,000 of 2019 Notes consent fee as described below)[1] either:

[1]	Subject to confirmation by PW Tax.

(1)	an aggregate principal amount of Notes equal to 75.00% of the aggregate principal amount of 2019 Notes tendered into the Exchange Offer; or

(2)	an aggregate principal amount of Notes equal to 97.14% of the aggregate principal amount of 2019 Notes tendered into the Exchange Offer, provided that such holder agrees to subscribe for cash for an aggregate principal amount of Notes (to be issued at par) that is equal to 60.00% of the par value of such holder’s 2019 Notes that are tendered into the Exchange Offer.

A maximum of $120.0 million aggregate principal amount of Notes will be sold for cash pursuant to clause (2) in the Exchange Offer. The aggregate amount of cash proceeds generated by sales of Notes in the Exchange Offer is referred to as the “Aggregate Subscription Amount”.

Consent Solicitation:	As part of the Exchange Offer, the Issuer will seek consent for a covenant changes to the 2019 Notes either to permit the transactions contemplated by this Agreement or to strip substantially all covenants out of the 2019 Notes indenture. A portion of the Notes to be received in the Exchange Offer in an amount equal to $30 per $1,000 of 2019 Notes tendered would be the consent fee.

Final Maturity:	December 1, 2017.

Optional Redemption:	On and after December 1, 2014, the Issuer may redeem all or part of the Notes at the following redemption prices (each, an “Optional Redemption Price”), expressed as a percentage of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes to, but not including the date of such redemption:

Year	Percentage
December 1, 2014 to November 30, 2015	105.500%
December 1, 2015 to November 30, 2016	102.700%
December 1, 2016 and thereafter	100.000%

Prior to December 1, 2014, the Issuer will have a customary T+50 make-whole redemption provision (the “T+50 Make-Whole”).

Additionally, at any time prior to December 1, 2014, the Issuer may redeem up to a total of 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more equity offerings at a redemption price equal to 111.000% of the aggregate principal amount of such Notes; provided that at least 65% of the aggregate principal amount of Notes issued pursuant to the indenture remain outstanding after giving effect to such redemption.

If the Notes are accelerated or otherwise become due prior to the Maturity Date as a result of an Event of Default, the principal of, the accrued and unpaid interest on and any premium payable with respect to the Notes shall be due and payable. If such acceleration occurs on or after December 1, 2014, the amount of premium that becomes due and payable will equal the Optional Redemption Price of the Notes accelerated that is in effect at the time of such acceleration, less 100% of the aggregate principal amount of the Notes accelerated and accrued and unpaid interest thereon. If such acceleration occurs prior to December 1, 2014, the amount of premium that becomes due and payable will equal the redemption price of the Notes accelerated under the T+50 Make-Whole that is in effect at the time of such acceleration, less 100% of the aggregate principal amount of the Notes accelerated and accrued and unpaid interest thereon.

Change of Control:	The Issuer will be required to make an offer to repurchase the Notes at 101% of the par value thereof in the event of a Change of Control (to be defined consistent with the definition thereof in the 2019 Notes). Holders who do not accept the Change of Control Offer will not be subject to a mandatory call if more than a specified percentage of the holders accept the Change of Control Offer.

Collateral:	The obligations of the Issuer and the Guarantors under the Notes, the Notes indenture, the registration rights agreement, the security documents, the intercreditor agreements and the guarantees (and all related obligations of the Issuer and the Guarantors) will be secured by first priority liens (the “Note Liens”) on substantially all right, title and interest in or to substantially all of the assets and properties now owned or at any time hereafter acquired by the Issuer and the Guarantors (including in an asset swap), including without limitation mortgages on the Issuer’s and any Guarantor’s right, title and interests in certain real property, subject to customary and other exceptions including, without limitation, restrictions under applicable laws or regulations or contractual obligations. Releases of all or substantially all of the Collateral will require consent of holders of 75% of the outstanding principal amount of the Notes. The Note Liens will be subject to customary release provisions, including an ordinary-course release provision that will not require compliance with TIA section 314(d). The stock and other securities of a subsidiary of the Issuer will not be required to be pledged to the extent Regulation S-X Rule 3-16 would require the filing with the SEC of separate financial statements for such subsidiary. Otherwise, “Excluded Assets” definition to be agreed in good faith with the Supporting Holders.

Permitted Indebtedness:	Additional First-Lien Indebtedness: $10.0 million basket for Letters of Credit, permitting cash-collateralization thereof. The indebtedness incurred pursuant to the Permitted Indebtedness basket will be secured by a first-priority lien on the Collateral, ranking pari passu with the Note Liens. No additional first-lien secured indebtedness of the Issuer or the Guarantors may be incurred.

Secured Permitted Hedging Obligations: Permitted Hedging Obligations (as defined below) may be secured by a Lien (a “Permitted Hedging Obligation Lien”) on the Collateral. To the extent the counterparty under a Permitted Hedging Obligation reasonably requires, such Permitted Hedging Obligation Lien may be of higher priority than the Note Liens (and shall, in such case, also be of higher priority than any other Liens on the Collateral that secure Indebtedness), in which case such Permitted Hedging Obligation shall become a secured obligation under the security agreement pursuant to which the Note Liens are granted, and the Collateral Agent and Trustee shall enter into a customary intercreditor agreement providing for the relative priority of the Permitted Hedging Obligation Liens and the Note Liens.

“Permitted Hedging Obligations” means mean non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), entered into by the Issuer or any Guarantor as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Issuer or any such Guarantor against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that such transactions, at all times, (i) with respect to projected production of natural gas, shall not apply to more than 75% of projected production of natural gas, (ii) with respect to projected production of oil, shall not apply to more than 75% of projected production of oil, (iii) with respect to existing production of natural gas, shall not apply to more than 100% of existing production of natural gas and (iv) with respect to existing production of oil, shall not apply to more than 100% of existing production of oil.

Refinancing the Convertible Notes: Basket for indebtedness incurred to refinance (the “Convertible Notes Refinancing”) the existing 5.00% Convertible Senior Notes due 2013 (the “2013 Convertible Notes”) or the existing 4.50% Convertible Senior Notes due 2015 (the “2015 Convertible Notes,” and, together with the 2013 Convertible Notes, the “Convertible Notes”). The indebtedness incurred to refinance the Convertible Notes (i) may be guaranteed by the Guarantors, (ii) may be secured by liens ranking junior to the Note Liens, (iii) may not have a cash interest rate that is higher than the one applicable to the Notes, (iv) may not have covenants that are more restrictive with respect to the Issuer and its Subsidiaries than the covenants contained in the Notes indenture, in any material respect, (v) may not have any scheduled maturities (including, without limitation amortization payments) or put dates prior to 91 days after the stated maturity date of the Notes (and any Change of Control or Asset Disposition redemption provisions therein will provide that the Notes are to be redeemed prior to such indebtedness) and (vi) should otherwise comply with the definition of “Refinancing Indebtedness” in the 2019 Notes indenture (other than as permitted in clauses (i) and (ii) above).

Ratio Debt: All other indebtedness will be subject to the 2.50 to 1.00 Consolidated Coverage Ratio test contained in the 2019 Notes indenture. All ratio debt must be at the Issuer or the Guarantors. Such other indebtedness may be secured by unlimited liens that are junior to the Note Liens.

Additional Unsecured Debt: “General” Indebtedness basket equal to $10.0 million at any one time outstanding, which Indebtedness shall be unsecured and may not be incurred or used to refinance any Convertible Notes.

Capital Lease Basket: As provided in the 2019 Notes indenture, but limited to $5.0 million at any one time outstanding. Any Liens securing such Indebtedness shall only apply to the property or assets acquired or improved with the proceeds of such Indebtedness. Such property or assets (including proceeds and products therefrom) will be “Excluded Assets.”

Other debt baskets to be agreed.

Asset Dispositions:	General Principles:

(1)	all of the Asset Dispositions and dispositions described below shall be at fair market value;

(2)

any Volumetric Production Payment transaction (or other monetization transaction) with respect to an asset is an Asset Disposition, except that a Volumetric Production Payment transaction with respect to one of CVS (as defined below) or the Haynesville asset (but not both) may, at the Issuer’s option, be treated as an “Excluded VPP”;[2]

[2]

To the extent one of the two assets is made subject to a Volumetric Production Payment transaction (or other monetization transaction) prior to the issue date of the Notes, such transaction will be deemed to have occurred on the issue date of the Notes.

(3)	any net cash proceeds received in an Asset Disposition of Collateral that are to be applied to repurchase the Notes within 30 days after receipt thereof will be held in a collateral proceeds account that is subject to a perfected Note Lien, and all other net cash proceeds received in an Asset Disposition of Collateral will be held in an account of the Issuer or a Guarantor that is subject to a perfected Note Lien;

(4)	any assets acquired with the Net Available Cash from an Asset Disposition of Collateral or acquired in a trade involving Collateral must be pledged as Collateral under a Note Lien;

(5)	“Net Available Cash” shall have the meaning ascribed to such term in the indenture governing the 2019 Notes, provided that, (i) to the extent any assets that are subject to Permitted Hedging Obligations are subject to an Asset Disposition, any cash proceeds from the transfer or unwinding of such Permitted Hedging Obligations shall be included in Net Available Cash, and any payments or deductions from the cash proceeds of such Asset Disposition in respect of the transfer or unwinding of such Permitted Hedging Obligations shall be deemed to reduce such Net Available Cash; and (ii) to the extent that any assets are Invested in a Person that is not the Issuer or a Guarantor and cash is returned to the Issuer or a Guarantor in respect of such Investment, such cash shall be applied as Net Available Cash from an Asset Disposition; and

(6)	the definition of “Asset Disposition” shall be as mutually agreed by the parties.

Cotton Valley Sands (“CVS”, including any other hydrocarbon layers above the base of such formation located at 9,886 feet below the surface): In one or more transactions, the Issuer or the Guarantors may make an Asset Disposition of (in each case, entirely for cash) up to 100% of their aggregate interests in the CVS Collateral. Net Cash Proceeds from any such transaction are the “CVS Proceeds.”

Niobrara: In one or more transactions, the Issuer or the Guarantors may make an Asset Disposition of (in each case, entirely for cash) up to 50% of their aggregate interests in the Niobrara Collateral. Net Cash Proceeds from any such transaction are the “Initial Niobrara Proceeds.”

Application of CVS Proceeds and Initial Niobrara Proceeds: The Issuer must either (i) reinvest any CVS Proceeds or Initial Niobrara Proceeds in long-term assets used or useful in Permitted Business Activities (but not the acquisition of additional acreage) in respect of existing properties of the Issuer or the Guarantors at the time of the issuance of the Notes (“Existing Properties”) or (ii) apply such CVS Proceeds or Initial Niobrara Proceeds to repurchase or retire the 2013 Convertible Notes at a discount (so long as the amount applied pursuant to this clause (ii), when taken together with the amount of any CVS Proceeds, Initial Niobrara Proceeds or Remaining Bakken Proceeds (as defined below) used previously to repurchase or retire the 2013 Convertible Notes does not exceed $10.0 million in the aggregate since the date of issuance of the Notes), in each case, within 365 days after the date of receipt of such CVS Proceeds or Initial Niobrara Proceeds. Any such CVS Proceeds or Initial Niobrara Proceeds that are not applied in accordance with the preceding sentence must be used to fund an offer to repurchase the Notes at a price equal to 103% of the principal amount thereof. Any Net Cash Proceeds remaining after such offer must be used only for Permitted Business Activities in respect of Existing Properties.

Bakken: In one or more transactions, the Issuer or the Guarantors may make an Asset Disposition (in each case, entirely for cash) (including in a Permitted Bakken Joint Venture (as defined below)) of up to 100% of their aggregate interests in the Bakken Collateral. Asset Dispositions of producing assets in the Bakken Collateral will be treated as “Other Asset Dispositions”, as provided below. With respect to non-producing assets in the Bakken Collateral:

(1)	50% of the net cash proceeds from any such transactions be must be used to offer to repurchase the Notes at a price equal to 103% of the principal amount thereof, which offer must commence within 30 days after receipt of such proceeds;

(2)

the remaining 50% of the net cash proceeds from any such transactions (the “Remaining Bakken Proceeds”) must either be (i) reinvested in long-term assets (but not the acquisition of additional acreage) used or useful in Permitted Business Activities in respect of Existing Properties or (ii) applied to repurchase or retire the 2013 Convertible Notes at a discount (so long as the amount applied pursuant to this clause (ii), when taken together with the amount of any Remaining Bakken

Proceeds, CVS Proceeds and Initial Niobrara Proceeds used previously to repurchase or retire the 2013 Convertible Notes, does not exceed $10.0 million in the aggregate since the date of issuance of the Notes), in each case, within 365 days after the date of receipt of such Remaining Bakken Proceeds. Any such proceeds that are not applied in accordance with the preceding sentence must be used to offer to repurchase the Notes at a price equal to 103% of the principal amount thereof; and

(3)	any net cash proceeds remaining after the offers to repurchase the Notes may be used by the Issuers and the Guarantors for any purpose not prohibited under the Indenture.

A “Permitted Bakken Joint Venture” is a joint venture among the Issuer or a Guarantor and one or more unaffiliated third parties in respect of the Bakken Collateral, which joint venture is more than 51% owned by the Issuer or the Guarantors and controlled by the Issuer or the Guarantors.

Other Asset Dispositions: 75% of the net cash proceeds of all other Asset Dispositions must be used to offer to repurchase the Notes at a price equal to 103% of the principal amount thereof within 30 days after receipt thereof. Any net cash proceeds remaining after such offer that were net cash proceeds of producing assets must be used only for Permitted Business Activities in respect of Existing Properties; any other net cash proceeds remaining after such offer may be used for any purpose permitted under the Indenture.

“Permitted Asset Swaps” will be excluded from the Asset Disposition definition. A “Permitted Asset Swap” is a transfer, made in the ordinary course of business of the Issuer and the Guarantors, at fair market value, (i) of a producing oil/gas property (or set of properties) for another producing oil/gas property (or set of properties) with a PV-10 that is greater than or equal to the property being transferred, (ii) of a non-producing oil/gas property (or set of properties) for any other oil/gas property (or set of properties), (iii) of a producing oil/gas property (or set of properties containing producing oil/gas properties) for a non-producing oil/gas property (or set of properties containing non-producing oil/gas properties) in the same Basin (the definition of which shall be agreed reasonably) as the property or properties being transferred. Any assets acquired in a Permitted Asset Swap shall be owned by the Issuer or a Guarantor and shall be pledged as Collateral under a Note Lien.

An “Excluded VPP” will be excluded from the Asset Disposition definition. The proceeds from an Excluded VPP shall be invested in reinvested in long-term assets (but not the acquisition of additional acreage) used or useful in Permitted Business Activities in respect of Existing Properties that are pledged as Collateral under a Note Lien.

“Permitted Business Activities” means clauses (1) and (2) of the definition of “Oil and Gas Business” in the 2019 Notes indenture.

Restricted Payments:	Any retirements of or payments of principal on unsecured indebtedness or indebtedness that is secured by Liens ranking junior to the Note Liens (including repayments at stated maturity) will be Restricted Payments (collectively, “Subordinated Indebtedness”).

Basket for use of (i) up to $10.0 million in the aggregate of CVS Proceeds, Initial Niobrara Proceeds and Remaining Bakken Proceeds (as described above) plus (ii) the amount by which the Aggregate Subscription Amount (net of fees, expenses and other related costs) exceeds the Backstop Amount to repurchase or retire the 2013 Convertible Notes at a discount to par.

Basket for the Convertible Notes Refinancing and the issuance of Equity Interests other than Disqualified Stock to retire the Convertible Notes (within 90 days after receipt of the proceeds from such Equity Interests).

No Consolidated Net Income builder basket for Restricted Payments.

Restricted Payments may be made from the Net Cash Proceeds of the issuance of Equity Interests that are not Disqualified Stock.

Restricted Payments may be made in an amount equal to the fair market value of assets received in respect of the issuance of Equity Interests that are not Disqualified Stock (“Equity Proceeds Assets”); provided that no Upstream Restricted Payments (as defined below) may be made in respect of an Equity Proceeds Asset, except that (i) to the extent that such Equity Proceeds Asset is converted into cash, the Net Available Cash from such Equity Proceeds Asset may be used to make Upstream Restricted Payments; and (ii) to the extent that such Equity Proceeds Asset generates EBITDA (the definition of which is to be mutually agreed but which shall not include any non-cash amounts that increase such EBITDA), such EBITDA may be used to make Upstream Restricted Payments. “Upstream Restricted Payments” means dividends, distributions, repayments, prepayments, repurchases, redemptions, purchases or other retirements for value of Equity Interests or Subordinated Indebtedness of the Issuer or any of the Restricted Subsidiaries, except for any of the foregoing made to the Issuer or a Guarantor.

No other Restricted Payments baskets.

No indirect Upstream Restricted Payments will be permitted (including, without limitation, via entities in which Permitted Investments are made).

Permitted Business Investments:	Permitted Business Investments in any Person other than the Issuer or a Guarantor may be made in an aggregate amount at any one time outstanding that does not exceed, at the time each such Investment is made, (x) 10% of Adjusted Consolidated Net Tangible Assets for Investments made during the first three years after the issue date of the Notes and (y) 15% of Adjusted Consolidated Net Tangible Assets for Investments made after the third anniversary of the issue date of the Notes.

In addition:

(1)	(i) CVS Collateral, (ii) Niobrara Collateral (prior to the date the Initial Niobrara Proceeds have been received and applied in full) and (iii) producing assets will not be permitted to be used for “Permitted Business Investments”;

(2)	Permitted Business Investments in any Person other than the Issuer or a Guarantor must be made only in the United States or Canada;

(3)	any Permitted Business Investment in any Person other than the Issuer or a Guarantor must be made at fair market value and must comply fully with the Affiliate Transactions covenant (i.e., not pursuant to the carve-outs); and

(4)	any Asset Disposition by any entity in which a Permitted Business Investment has been made (each, a “PBI Entity”) will be treated as an Asset Disposition by a Restricted Subsidiary (including the provisions applicable to the various categories of assets being disposed of), with the amount of net cash proceeds required to be applied under the Asset Disposition covenant being equal to (x) the percentage of the economic benefit in the PBI Entity to which the Issuer and the Guarantors are entitled times (y) the amount of net cash proceeds received by the PBI Entity.

Other Permitted Investments baskets to be discussed, but generally, flexibility will be limited.

Representations and Warranties:	Consistent with the terms of the 2019 Notes, with appropriate changes, to be agreed, to reflect the terms of the Notes, including the Note Liens.

Other Covenants:	Consistent with the terms of the 2019 Notes, with appropriate changes, to be agreed, to reflect the terms of the Notes, including the Note Liens.

Financial Covenants:	No financial maintenance covenants.

Events of Default:	Consistent with the terms of the 2019 Notes, with appropriate changes, to be agreed, to reflect the terms of the Notes, including the Note Liens.

Registration Rights:	Customary A/B exchange offer and shelf registration rights with a 180-day deadline for completion of the A/B exchange offer. Customary shelf registration rights with respect to shares of common stock issued as backstop fees.

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